UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 30, 2008

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(Jurisdiction of Corporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC		29681
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 1.01 – Entry into a Material Definitive Agreement

On July 30, 2008, KEMET Corporation (the “Company”) issued a News Release announcing the consolidated results for the first fiscal quarter ended June 30, 2008.  As announced in this News Release, the Company entered into an amendment with the holders of its 6.66% Senior Notes with an aggregate principal amount outstanding of $40 million.  After giving effect to this amendment, the Company was and continues to be in compliance with all of the terms and conditions of its outstanding indebtedness, which principally consists of the following:

•                  $175 million outstanding 2.25% Convertible Senior Notes due 2026

•                  EUR 96.8 million currently outstanding under credit facilities with UniCredit Banca d’Impresa S.p.A.

•                  $40 million outstanding 6.66% Senior Notes.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 31, 2008	KEMET Corporation

/s/ WILLIAM M. LOWE, JR.

William M. Lowe, Jr.

Executive Vice President and

Chief Financial Officer